AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (the “Agreement”) is dated as of March 23, 2006, by and between PORTFOLIO RECOVERY ASSOCIATES, INC., a Delaware corporation (the “Company”), and Judith S. Scott (“Employee”).

W I T N E S S E T H
:

WHEREAS, effective as of April 1, 2006, the Company desires to amend the Agreement with the Employee in the manner set forth herein, and

WHEREAS, the Employee agrees to such an amendment to the Agreement upon the terms set forth herein.

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

Section 4(a) of the Agreement is deleted in its entirety, and the following is inserted in its place:

“4. Compensation

a) Base Salary. Employee shall be paid a base salary (the “Base Salary”) at an annual rate of $175,000, payable at such intervals as the other executive officers of the Company are paid, but in any event at least on a monthly basis. On each January 1 following the Commencement Date, commencing January 1, 2007, Base Salary shall be increased annually by no less than 4% over the immediately preceding year’s Base Salary.”

Except as provided herein or modified hereby, all provisions, covenants and conditions of the Agreement shall remain unchanged and enforceable in accordance with their terms. To the extent that any provision of this Amendment to Employment Agreement conflicts with any similar provision of the Agreement, the terms set forth herein shall control.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

PORTFOLIO RECOVERY ASSOCIATES, INC.

By: _/s/ Steven D. Fredrickson
Name: Steven D. Fredrickson
Position: President

By:_/s/ Judith Scott

Judith Scott